UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    Form 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                    Date of Report:                    October 23, 2003
           (Date of earliest event reported)          (October 23, 2003)

                             Multimedia Games, Inc.
             (Exact name of registrant as specified in its charter)
                                    001-14551
                            (Commission File Number)


                    Texas                                 74-2611034
        (State or other jurisdiction                    (IRS Employer
              of incorporation)                      Identification No.)

   206 Wild Basin Rd., Bldg. B, Suite 400,                  78746
                Austin, Texas                             (Zip Code)
  (Address of principal executive offices)



                                 (512) 334-7500
              (Registrant's telephone number, including area code)

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Item 9    Regulation FD Disclosure.

In accordance with General Instruction B.2. of Form 8-K, the following information shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended. In addition, the submission of this report on Form 8-K is not an admission as to the materiality of any information in this report that is required to be disclosed solely by Regulation FD. Any information in this report supercedes inconsistent or outdated information contained in earlier Regulation FD disclosures.

Multimedia Games, Inc. ("Multimedia") reported that Nick Farley & Associates, an independent gaming laboratory, has verified the software source code and signature for the Company's Reel Time Bingo(TM) Version 2.0 ("RTB 2.0") gaming engine. The National Indian Gaming Commission ("NIGC") required source code verification by a gaming laboratory as confirmation of the game play elements, and recommended that particular lab. The laboratory report from Nick Farley & Associates includes a signature of the source code, as required in the NIGC's September 23, 2003 advisory opinion, to allow the NIGC to monitor games.

Multimedia has entered contract negotiations to convert the two remaining tribal facilities still playing MegaNanza(TM) to Reel Time Bingo Version 1.2. Once those remaining MegaNanza games are no longer in play, Multimedia will have met its final obligation under the March 2003 settlement agreement entered into between Multimedia and the NIGC, and approved by the U.S. Department of Justice.

Multimedia earlier designated the latest version of Reel Time Bingo as RTB 1.2A after the NIGC advisory opinion was issued. For the sake of consistency, since the laboratory used the RTB 2.0 identification, Multimedia, with the NIGC's concurrence, will heretofore refer to the gaming engine as RTB 2.0. "Reel Time Bingo 1.2 with modifications," "RTB 1.2A" and "RTB 2.0" all refer to exactly the same gaming engine.

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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                     MULTIMEDIA GAMES, INC.



Dated:  October 23, 2003                   By:      /s/ Craig S. Nouis
                                                    ----------------------------
                                                    Craig S. Nouis
                                                    Chief Financial Officer and
                                                    Principal Accounting Officer

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